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                                                                   EXHIBIT 10.14

                               AMENDMENT NO. 1 TO
                           RADARSAT-2 MASTER AGREEMENT

            This Amendment No. 1 to RadarSat-2 Master Agreement is entered into as of the first day of April, 1999 by and among ORBITAL SCIENCES CORPORATION, a Delaware corporation ("Orbital"), its wholly owned subsidiary, MACDONALD, DETTWILER AND ASSOCIATES LTD., a Canadian corporation ("MDA"), and ORBITAL IMAGING CORPORATION, a Delaware corporation ("ORBIMAGE").

            WHEREAS Orbital, MDA and ORBIMAGE have entered into that certain RadarSat-2 Master Agreement as of December 31, 1998 (the "Original Agreement"), which agreement the parties now desire to amend.

            NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the parties hereto agree as follows:

            1. Title Change. The Original Agreement shall be renamed to be called the "RadarSat-2 License Agreement."

            2. "Whereas" Clauses.

               (a) The first "whereas" clause is amended to delete the following language that appears at the end of the paragraph: "under which CSA has committed to provide C$217,585,529 for the purchase of RadarSat-2 data."

               (b) A new, second "whereas" clause is added to read as follows:
"WHEREAS, MDA and CSA have agreed that CSA will arrange for the launch of the RadarSat-2 satellite in consideration for the purchase of additional RadarSat-2 data of value equivalent to the cost of launching the RadarSat-2 satellite, which data the CSA may then provide to third parties in accordance with the Data Policy (Schedule D1) of the CSA Contract."

            3. Amendment to Section 1.

               (a) Section 1.4 is amended to add the following language after the number "C$217,585,529": "plus the cost of launching the RadarSat-2 satellite"

            4. Amendments to Section 2.

               (a) The first sentence of Section 2 is amended by adding the following language to the end of the sentence: ",as amended to cover the cost of launching the RadarSat-2 satellite"

               (b) The third sentence of Section 2 is amended to add the following clause after the number "C$217,585,529": "plus the cost of launching the RadarSat-2 satellite"

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            5. Amendments to Section 5.

               (a) The title of Section 5 is amended to be "Duties of MDA/Orbital."

               (b) The second sentence of Section 5.1 is amended to add the words "the modified" after "use" and before "RadarSat-2 Data."

               (c) The third sentence of Section 5.1.1 is amended to add the following language after the word "strategies" and before the word "targets":
"pricing of basic and value-added products, terms and conditions governing resales of value-added products by MDA and other third parties,"

               (d) The last sentence of Section 5.1.1 is deleted and the following substituted in its place: "The parties hereto acknowledge and agree that pursuant to the license granted in Section 5.1 above and subject to the terms of this Agreement and consistent with the terms of the CSA Contract, MDA has and other third parties shall have the right to develop, at their expense, value-added products using RadarSat-2 Data and to resell such products."

               (e) A new Section 5.2.1 is added as follows:

               "5.2.1 U.S. Department of Commerce. In the event the U.S. Department of Commerce ("DoC") determines that Orbital, MDA and/or ORBIMAGE shall require a license under the Land Remote Sensing Policy Act in connection with the RadarSat-2 program, then each of Orbital, MDA and ORBIMAGE agrees that it shall use all commercially reasonable efforts to obtain such license on terms that will not have a material adverse impact on the commercial viability of the RadarSat-2 program. If the applicable party is unable to obtain such license on terms that are consistent with the commercial viability of the RadarSat-2 program, then the parties hereto shall negotiate in good faith an equitable adjustment to the license fee set forth in Section 1.4 above."

               (f) Section 5.3.1 is amended to add the following sentence as the first sentence: "ORBIMAGE and MDA acknowledge that this Agreement is intended to reflect a separate business arrangement that builds upon the CSA Contract and is not intended to abrogate or modify the CSA Contract."

               (g) A new Section 5.3.3.1 is added as follows:

               "5.3.3.1 Additional Projects. ORBIMAGE acknowledges that CSA and MDA may amend the CSA Contract (including the statement of work) or enter into further agreements dealing with additional projects such as the Ground Target Moving Indicator Project with the Canadian Department of National Defence, and that such projects will be integrated into the RadarSat-2 program. Any such project will be subject to ORBIMAGE's prior written approval, which shall not be unreasonably withheld. To the extent MDA is not given any rights in the data generated by such project, then such data shall not be considered RadarSat-2 Data under this

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Agreement. To the extent MDA is given rights in such data, MDA will transfer those rights to ORBIMAGE on commercially reasonable terms. ORBIMAGE and MDA shall negotiate in good faith an equitable adjustment to the license fee set forth in Section 1.4 above if ORBIMAGE disapproves the project but MDA and CSA proceed with it and there is a resulting material adverse impact on (a) ORBIMAGE's ability to receive RadarSat-2 Data that conforms with the specifications set forth in the RadarSat-2 SOW regarding capacity, resolution and appropriate image quality parameters, or (b) the commercial viability of ORBIMAGE's RadarSat-2 program."

               (h) Section 5.4 is deleted and the following substituted in its place:

               "5.4 Access to Data. CSA's average monthly usage of the RadarSat-2 satellite under the CSA Contract shall not exceed 12.5% of the imaging capacity of the satellite per month per year, which average monthly usage shall be calculated on the basis of a rolling one-year average over the term of the CSA Contract, provided further that the CSA's actual monthly usage of the RadarSat-2 satellite under the CSA Contract shall not exceed in any given month 25% of the imaging capacity of the satellite. If CSA's usage exceeds either of the foregoing limitations and such usage has a material adverse impact on the commercial viability of the RadarSat-2 program, then the parties shall negotiate an equitable adjustmen6t to the license fee set forth in Section 1.4 above."

            6. Amendments to Section 7

               (a) The title of Section 7.1 is amended to be as follows:
"Termination by ORBIMAGE for MDA's/Orbital's Default."

               (b) The title of Section 7.2 is amended to be as follows:
"Termination by MDA for ORBIMAGE's Default or Convenience."

               (c) Section 7.4 is amended to delete the reference to "February 15" and substitute "April 15" in its place.

               (d) Section 7.7.2 is deleted in its entirety.

            7. Amendments to Section 8. The following new clause "(b)" shall be added to Section 8.1 and the subsequent clauses realphabetized accordingly: "(b) that no additional Canadian government approvals or authorizations are necessary for MDA to enter into this Agreement,".

            8. Miscellaneous. The Original Agreement, as amended by this Amendment No. 1, contains the entire understanding among MDA, ORBIMAGE and Orbital and supersede all prior written and oral understandings relating to the subject hereof. All other provisions of the Original Agreement, as amended, shall remain in full force and effect.

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            IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed as of the day and year first written above.

MACDONALD, DETTWILER AND ASSOCIATES LTD.

By:
     ---------------------------------
     Name:
     Title:

ORBITAL SCIENCES CORPORATION

By:
     ---------------------------------
     Name:
     Title:

ORBITAL IMAGING CORPORATION

By:
     ---------------------------------
     Name:
     Title:


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